     As filed with the Securities and Exchange Commission on June 14, 1996
                                                            Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                              WMS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                             36-2814522
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                          3401 North California Avenue
                               Chicago, IL 60618
                                 (312) 961-1000
                    (Address of principal executive offices)

                              ------------------

                             1994 STOCK OPTION PLAN
                            (Full title of the Plan)

                              ------------------

                                Neil D. Nicastro
                                   President
                              WMS Industries Inc.
                          3401 North California Avenue
                               Chicago, IL 60618
                                 (312) 961-1000
                          (Name, address and telephone
                          number of agent for service)
                                    Copy to:
                               Barbara M. Norman
                 Vice President, Secretary and General Counsel
                              WMS Industries Inc.
                           3401 N. California Avenue
                            Chicago, Illinois  60618


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                   PROPOSED             PROPOSED
TITLE OF SECURITIES TO BE     AMOUNT TO BE    MAXIMUM OFFERING     MAXIMUM AGGREGATE      AMOUNT OF
REGISTERED                    REGISTERED (1)  PRICE PER SHARE (2)  OFFERING PRICE (2)  REGISTRATION FEE

                               1,500,000
Common Stock, $.50 par value    shares              $22.875          $34,312,500           $11,832
=========================================================================================================



(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 10, 1996.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified by this Part I will be sent or given to eligible participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended, and are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II
ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30 and December 31, 1995 and March 31, 1996, the Form 8-K Report filed April 12, 1996, the Form 8-K/A Report filed June 7, 1996 and the information under the caption "Capital Stock to be Registered" contained in the Company's Registration Statement on Form 8-A, dated January 21, 1982, with respect to the Company's Common Stock, as filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference and made a part of this Registration Statement as of the date hereof. All reports subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and be a part hereof from the date of filing of such reports. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "GCL") and by the Certificate of Incorporation of the Registrant. The Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the GCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the GCL, as amended and supplemented.

     The Registrant has entered into an indemnification agreement (the "Indemnity Agreement") with each of its officers and directors providing for the indemnification of such officers and directors to the fullest extent permitted by the laws of the State of Delaware. The Indemnity Agreement obligates the Registrant to provide the maximum protection allowed under Delaware law and supplements and increases the protection afforded to officers and directors in the following respects:

     1. The Indemnity Agreement establishes the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the GCL. Indemnification will be made unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met.

     2. The Indemnity Agreement provides that litigation expenses shall be advanced promptly to an officer or director in advance of indemnification, provided that he or she undertakes to repay the amount advanced if it is ultimately determined there is no entitlement to indemnification for such expenses.

     3. The Indemnity Agreement explicitly provides that the indemnification provisions are applicable to amounts paid in settlement of a derivative suit.

     4. In the event of a determination by the Board of Directors or independent legal counsel that an officer or director did not meet the standard of conduct required for indemnification, the Indemnity Agreement allows such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the Indemnity Agreement.

     5. The Indemnity Agreement explicitly provides for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the Indemnity Agreement.
     6. Unlike the indemnification provisions in the Registrant's Certificate of Incorporation, the Indemnity Agreement cannot be unilaterally modified or amended by the Board of Directors or the stockholders, a fact which would be significant if there were a change in control of the Registrant at the time of a claim, proceeding or litigation.

ITEM 8. EXHIBITS.

     4.  (a) 1994 Stock Option Plan
         (b) Form of Option Agreement under the 1994 Stock Option Plan
     5.      Opinion of Shack & Siegel, P.C., counsel for Registrant
    23.  (a) Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof)
         (b) Consent of Ernst & Young LLP
    24.      Power of Attorney (contained on the signature page hereof)

ITEM 9. UNDERTAKINGS.

     A. The undersigned Registrant hereby undertakes:
            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 14th day of June, 1996.

                              WMS INDUSTRIES INC.
                                  (Registrant)


                            By: /s/ Neil D. Nicastro
                                Neil D. Nicastro
                                   President


     Each person whose signature to this registration statement appears below hereby appoints Neil D. Nicastro and Harold H. Bach, Jr., and each of them acting singly, as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                     Title                                 Date
   ---------                     ------                                -----

   /s/Louis J. Nicastro         Chairman of the Board               June 14, 1996
   -----------------------      and Co-Chief Executive Officer
   Louis J. Nicastro            (Principal Executive Officer)

   /s/ Harold H. Bach, Jr.      Vice President-Finance & Treasurer  June 14, 1996
   -----------------------      (Principal Financial
   Harold H. Bach, Jr.          and Principal Accounting Officer)

   /s/ Neil D. Nicastro         President, Co-Chief Executive       June 14, 1996
   -----------------------      Officer and Director
   Neil D. Nicastro

   /s/ Norman J. Menell         Vice Chairman of the Board          June 14, 1996
   -----------------------
   Norman J. Menell

   /s/ George R. Baker          Director                            June 14, 1996
   -----------------------
   George R. Baker

   /s/ Kenneth J. Fedesna       Director                            June 14, 1996
   -----------------------
   Kenneth J. Fedesna

   /s/ William C. Bartholomay   Director                            June 14, 1996
   --------------------------
   William C. Bartholomay

   /s/ William E. McKenna       Director                            June 14, 1996
   -----------------------
   William E. McKenna

   /s/ Harvey Reich             Director                            June 14, 1996
   -----------------------
   Harvey Reich

  /s/ Ira S. Sheinfeld          Director                            June 14, 1996
  ---------------------
  Ira S. Sheinfeld


                                 EXHIBIT INDEX



EXHIBIT
NUMBER                          DESCRIPTION
- -------                ------------------------------

  4.     (a)   1994 Stock Option Plan

         (b)   Form of Option Agreement under 1994 Stock Option Plan

  5.           Opinion of Shack & Siegel, P.C., counsel for Registrant

 23.     (a)   Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof)

         (b)   Consent of Ernst & Young LLP

 24.           Power of Attorney (contained on the signature page hereof)